UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020 (May 28, 2020)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22193 (Commission File Number)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01.	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective June 1, 2020, Pacific Premier Bancorp, Inc., a Delaware corporation (“PPBI”), completed its acquisition of Opus Bank, a California-chartered commercial bank (“Opus”), pursuant to the terms of an Agreement and Plan of Reorganization, dated as of January 31, 2020 (the “Merger Agreement”), by and among PPBI, Pacific Premier Bank, a California-chartered commercial bank and wholly-owned subsidiary of PPBI (“Pacific Premier”), and Opus. At the effective time of the acquisition (the “Effective Time”), Opus was merged with and into Pacific Premier, with Pacific Premier as the surviving institution (the “Merger”).

Merger Consideration

Opus Common Stock and Opus Preferred Stock. Pursuant to the terms of the Merger Agreement, the consideration payable to Opus shareholders consists of whole shares of PPBI common stock, par value $0.01 per share (“PPBI Common Stock”), and cash in lieu of fractional shares of PPBI Common Stock (the “Merger Consideration”). Each holder of Opus common stock, no par value per share (“Opus Common Stock”), has the right to receive 0.9000 of a share of PPBI Common Stock (the “Exchange Ratio”) for each share of Opus Common Stock held immediately prior to the Effective Time of the Merger, with cash to be paid in lieu of fractional shares at a rate of $19.31 per share of PPBI Common Stock. Each holder of Opus Series A non-cumulative, non-voting preferred stock (“Opus Preferred Stock”) has the right to receive that number of shares of PPBI Common Stock equal to the product of (X) the number of shares of Opus Common Stock into which such share of Opus Preferred Stock was convertible into in connection with, and as a result of, the Merger, and (Y) the Exchange Ratio, plus cash to be paid in lieu of fractional shares at the rate described above.

Opus Options. At the Effective Time of the Merger, all outstanding Opus stock options were assumed by PPBI and substituted with awards pursuant to the Pacific Premier Bancorp, Inc. Amended and Restated 2012 Long-Term Incentive Plan, as amended (the “PPBI 2012 LTIP”) with terms substantially similar to the terms and conditions of the outstanding Opus stock options. Upon exercise, holders of such Opus stock options are entitled to receive the Merger Consideration, which would represent the issuance of up to approximately 9,538 additional shares of PPBI Common Stock, plus cash to be paid in lieu of fractional shares at the rate described above. The assumed Opus stock options expire on August 29, 2020.

Opus Warrants. At the Effective Time of the Merger, PPBI assumed warrants to purchase 140,625 shares of Opus Common Stock and warrants to purchase 6,227 shares of Opus Preferred Stock. Upon exercise, holders of such Opus warrants are entitled to receive the Merger Consideration, which would represent the issuance of up to approximately 406,778 additional shares of PPBI Common Stock, plus cash to be paid in lieu of fractional shares at the rate described above. The Opus warrants expire on September 30, 2020.

Opus Restricted Stock and Opus Time-Based Restricted Stock Units. At the Effective Time of the Merger, each outstanding award of restricted shares of Opus Common Stock (“Opus Restricted Stock”) and each outstanding award of time-based restricted stock units (“Opus RSUs”), other than Opus RSUs awarded in 2020 to Opus employees who became Pacific Premier employees, became fully vested (subject to tax withholdings) immediately prior to the Effective Time and were cancelled in exchange for the right to receive a number of shares of PPBI Common Stock equal to the number of shares of Opus Common Stock underlying such vested awards immediately prior to the Effective Time multiplied by the Exchange Ratio, plus cash to be paid in lieu of fractional shares at the rate described above.

At the Effective Time of the Merger, each holder of an Opus RSU awarded in 2020 who became a Pacific Premier employee received a substitute restricted stock unit from PPBI denominated in shares of PPBI Common Stock (“PPBI RSU”), with terms substantially similar to the terms and conditions (including the same vesting terms) that applied to the relevant Opus RSU immediately prior to the Effective Time.

Opus Performance-Based Restricted Stock Units. At the Effective Time, each outstanding award of performance-based restricted stock units (“Opus PRSUs”), other than any Opus PRSUs awarded in 2020 to Opus employees who became Pacific Premier employees, became fully vested (subject to tax withholdings) immediately prior to the Effective Time in a number of units in respect of such award as determined in accordance with the applicable award agreement or Opus equity incentive plan and were cancelled in exchange for the right to receive a number of shares of PPBI Common Stock equal to the number of shares of Opus Common Stock underlying such vested awards immediately prior to the Effective Time multiplied by the Exchange Ratio, plus cash to be paid in lieu of fractional shares at the rate described above.

At the Effective Time of the Merger, each holder of an Opus PRSU awarded in 2020 who became a Pacific Premier employee received a substitute PPBI RSU with terms substantially similar to the terms and conditions (including the same service-based vesting terms but excluding performance-based vesting terms) as were applicable to the relevant Opus PRSU immediately prior to the Effective Time.

PPBI will issue approximately 34.4 million shares of PPBI Common Stock valued at $21.62 per share, which was the closing price of PPBI Common Stock on May 29, 2020, the last trading day prior to the consummation of the Merger. The value of the total transaction consideration was approximately $743.9 million.

Assumption of Opus Subordinated Notes

At the Effective Time of the Merger, Pacific Premier assumed Opus’s obligations under its 5.5% fixed-to-floating rate subordinated notes due July 1, 2026, with a carrying value of $133.34 million as of March 30, 2020.

The foregoing description of the transactions contemplated by the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, attached as Exhibit 2.1 to PPBI’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 6, 2020, and incorporated herein by reference.

ITEM 5.02.        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 28, 2020, John Carona and Michael Morris resigned as directors of PPBI and Pacific Premier effective as of immediately prior to the Effective Time. Prior to his resignation, Mr. Morris served on the PPBI Board of Directors’ (the “PPBI Board”) Audit and Enterprise Risk Committees.

Pursuant to the terms of the Merger Agreement and in accordance with PPBI’s Amended and Restated Bylaws and Pacific Premier’s Amended and Restated Bylaws, the PPBI Board and the Pacific Premier Board of Directors appointed G. Malpass “Mal” Durkee and Richard C. Thomas, who previously served as directors of Opus, to serve as directors of PPBI and Pacific Premier, effective as of the Effective Time. Messrs. Durkee and Thomas will serve until PPBI’s 2021 Annual Meeting of Stockholders and until his respective successor is elected and qualified. Subject to the fiduciary duties of the PPBI Board, PPBI is required to include Messrs. Durkee and Thomas on the list of nominees for director presented by the PPBI Board and for which the PPBI Board will solicit proxies in connection with PPBI’s 2021 Annual Meeting of Stockholders.

The PPBI Board has appointed Mr. Durkee to serve on the PPBI Board’s Enterprise Risk Committee and Mr. Thomas to serve on its Governance Committee and the Audit Committee. Each of Mr. Durkee and Mr. Thomas will receive compensation consistent with that currently paid to other members of the PPBI Board and Pacific Premier Board of Directors. A description of PPBI’s standard non-employee director compensation arrangement is contained under the heading “Compensation of Non-Employee Directors” in PPBI’s definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2020.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On June 1, 2020, PPBI issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01.	OTHER EVENTS.

Prior to the Merger, PENSCO Trust Company LLC, a Colorado-chartered non-depository trust company (“PENSCO”), operated as an indirect, wholly-owned subsidiary of Opus. PENSCO serves as a custodian for self-directed individual retirement accounts, the funds of which account owners use for self-directed investments in various alternative asset classes. Immediately following the Merger, PENSCO merged with and into Pacific Premier, with Pacific Premier as the surviving institution (the “Trust Company Merger”). Following the Trust Company Merger, Pacific Premier will operate PENSCO’s custodial business as a trust department within Pacific Premier. As of March 31, 2020, PENSCO had approximately $14 billion of custodial assets and approximately 45,000 client accounts.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial statements of businesses acquired

The audited consolidated balance sheets of Opus as of December 31, 2019 and 2018, the related audited consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of Opus for the years ended December 31, 2019, 2018 and 2017, the notes related thereto and the Report of Independent Registered Public Accounting Firm were previously included as part of Amendment No. 1 to the Registration Statement on Form S-4, File No. 333-237188, as filed by PPBI with the SEC on April 6, 2020 and declared effective on April 7, 2020 (the “Registration Statement”).

The unaudited consolidated balance sheets of Opus as of March 31, 2020 and 2019, the related unaudited consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows of Opus for the three-month periods ended March 31, 2020 and 2019 and the related notes thereto are attached as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)       Pro forma financial information

The unaudited pro forma combined consolidated balance sheet of PPBI and Opus for the year ended December 31, 2019, unaudited pro forma combined consolidated income statements of PPBI and Opus for the year ended December 31, 2019, and the notes related thereto were previously included in the Registration Statement under the heading “Unaudited Pro Forma Combined Condensed Consolidated Financial Data.”

The unaudited pro forma combined consolidated financial information as of and for the three-month period ended March 31, 2020 required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(d)       Exhibits

2.1	Agreement and Plan of Reorganization, dated as of January 31, 2020, by and between Pacific Premier Bancorp, Inc., Pacific Premier Bank and Opus Bank (incorporated by reference to Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on February 6, 2020)

4.1	Form of Amended and Restated Warrant to purchase Opus Bank common stock

4.2	Form of Amended and Restated Warrant to purchase Opus Bank Series A non-cumulative, non-voting preferred stock

99.1	Press Release dated June 1, 2020

99.2	Unaudited Consolidated Financial Statements of Opus as of March 31, 2020 and for the three months ended March 31, 2020 and 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated: June 1, 2020	By:	/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer